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                                                                    Exhibit 10.4

                           REVERE FEDERAL SAVINGS BANK
                              AMENDED AND RESTATED
                         EXECUTIVE EMPLOYMENT AGREEMENT

     This AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of December 18, 1999, by and between REVERE FEDERAL SAVINGS BANK, a savings association organized and operating under the federal laws of the United States and having an office at 310 Broadway, Revere, Massachusetts 02151 ("Bank") and JUDITH E. TENAGLIA, an individual residing at 54 Norman Road, Melrose, Massachusetts 02176 ("Executive").

                              W I T N E S S E T H :

     WHEREAS, the Bank entered into an employment agreement with the Executive as of December 18, 1998 (the "Prior Agreement") in connection with the transaction by which the Bank reorganized from a federally chartered mutual savings bank to a federally chartered stock savings bank and became a wholly-owned subsidiary of RFS Bancorp, Inc. ("RFS Bancorp"), a mid-tier stock holding company, which is majority owned by Revere Bancorp, M.H.C., a mutual holding company; and

     WHEREAS, the Bank and the Executive desire to amend and restate the Prior Agreement as of December 18, 1999 (the "Effective Date") to extend the Employment Period thereunder;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Bank and the Executive hereby agree as follows:

     SECTION 1. EMPLOYMENT.

     The Bank agrees to continue to employ the Executive, and the Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

     SECTION 2. EMPLOYMENT PERIOD; REMAINING UNEXPIRED EMPLOYMENT PERIOD.

     (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 ("Employment Period"). The Employment Period shall be for an initial term of three years beginning on the Effective Date of this Agreement. Prior to the first anniversary of the Effective Date of this Agreement and prior to each anniversary date thereafter (each, an "Anniversary Date"), the Board of Directors of the Bank ("Board") shall review the terms of this Agreement and the Executive's performance of services


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hereunder and may, in the absence of objection from the Executive, approve an extension of the Employment Period. In such event, the Employment Period shall be extended to the third anniversary of the relevant Anniversary Date. In no event, however, shall any such extension take effect at a time when the Executive could elect to resign pursuant to section 9(a)(i) or 11 and claim severance benefits under section 9(b).

     (b) For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on the Anniversary Date on which the Employment Period (as extended pursuant to section 2(a) of this Agreement) is then scheduled to expire.

     (c) Nothing in this Agreement shall be deemed to prohibit the Bank from terminating the Executive's employment at any time during the Employment Period with or without notice for any reason; PROVIDED, HOWEVER, that the relative rights and obligations of the Bank and the Executive in the event of any such termination shall be determined under this Agreement.

     SECTION 3. DUTIES.

     Executive shall serve as an executive officer of the Bank and shall report directly to the President and Chief Executive Officer ("CEO") and the Executive Vice President and Chief Financial Offier ("CFO") of the Bank. In this capacity, the Executive shall have such power, authority and responsibility and shall perform such duties as may be assigned to her from time to time by the CEO, the CFO or at their direction. Executive shall devote her full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Bank and shall use her best efforts to advance the interests of the Bank.

     SECTION 4. CASH COMPENSATION.

     In consideration for the services to be rendered by the Executive hereunder, the Bank shall pay to her a salary at an initial annual rate of sixty thousand dollars ($60,000), payable in approximately equal installments in accordance with the Bank's customary payroll practices for senior officers. The Board of Directors ("Board") shall review the Executive's annual rate of salary at such times during the Employment Period as it deems appropriate, but not less frequently than once every twelve months, and may, in its discretion, approve an increase in the Executive's annual rate of salary. In addition to salary, the Executive may receive other cash compensation from the Bank for services hereunder, including but not limited to, an annual cash bonus, at such times, in such amounts and on such terms and conditions as the Board may determine from time to time.

     SECTION 5. EMPLOYEE BENEFIT PLANS AND PROGRAMS.

     During the Employment Period, the Executive shall be treated as an employee of the Bank and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long-term dis ability insurance plans, and any other employee benefit and compensation plans (including, but not limited


                                  -Page 2 of 15-


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to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Bank or RFS Bancorp, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Bank's customary practices. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

     SECTION 6. INDEMNIFICATION AND INSURANCE.

     (a) During the Employment Period and for a period of six (6) years thereafter, the Bank shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Bank or service in other capacities at the request of the Bank. The coverage provided to Executive pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Bank.

     (b) For as long as the Bank is subject to regulation by the Office of Thrift Supervision ("OTS"), the Bank shall indemnify the Executive in accordance with 12 Code of Federal Regulations ("C.F.R") Section 545.121. From and after the earliest date on which the Bank is not subject to regulation by the OTS, to the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Bank shall indemnify Executive against and hold her harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Bank or any subsidiary or affiliate thereof. This section 6(b) shall not be applicable where section 18 is applicable.

     SECTION 7. OUTSIDE ACTIVITIES.

     Executive may serve as a member of the boards of directors of such business, community and charitable organizations as she may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld); PROVIDED, HOWEVER, that such service shall not materially interfere with the performance of her duties under this Agreement. The Executive may also engage in personal business and investment activities which do not materially interfere, and are not inconsistent with, the performance of her duties and responsibilities hereunder; AND, PROVIDED, FURTHER, HOWEVER, that such activities are not prohibited under 12 C.F.R. Section 571.7 or 571.9 or any code of conduct or investment or securities trading policy established by the Bank and generally applicable to all similarly situated executives (including, without limitation, any applicable conflict of interest policy adopted by the Board as contemplated by 12 C.F.R. Section 571.7). Executive may also serve as an officer or director of the RFS Bancorp or Revere Bancorp, M.H.C. upon such terms and conditions as the Bank and the RFS Bancorp or Revere Bancorp, M.H.C. may mutually agree upon, and such service shall not be deemed to materially interfere with the Executive's performance of her duties hereunder or otherwise result in a material breach of this Agreement. The Executive shall not receive compensation from the Bank for service as an officer or director of either RFS Bancorp or Revere Bancorp, M.H.C.


                                 -Page 3 of 15-


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     SECTION 8. WORKING FACILITIES AND EXPENSES.

     Executive's principal place of employment shall be at the Bank's executive offices at the address first above written, or at such other location within Suffolk County at which the Bank shall maintain its principal executive offices, or at such other location as the Bank and the Executive may mutually agree upon. The Bank shall provide the Executive at her principal place of employ ment with working facilities, including secretarial and other support services, that are commensurate with her responsibilities to the Bank and necessary or appropriate for the performance of her assigned duties under this Agreement. The Bank shall reimburse Executive for her ordinary and necessary business expenses, including, without limitation, all expenses associated with her business use of an automobile, fees for memberships in such clubs and organizations as the Executive and the Bank shall mutually agree are necessary and appropriate for business purposes, and her travel and entertainment expenses incurred in connection with the performance of her duties under this Agree ment, in each case upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require.

     SECTION 9. TERMINATION OF EMPLOYMENT WITH SEVERANCE BENEFITS.

     (a) Executive shall be entitled to the severance benefits described in section 9(b) herein in the event that her employment with the Bank terminates during the Employment Period under any of the following circumstances:

           (i) Executive's voluntary resignation from employment with the Bank within ninety (90) days following:

                (A) the failure of the Board to appoint or re-appoint or elect or re-elect Executive to the position stated in section 3 of this Agreement (or a more senior office of the Bank);

                (B) in the event that the Executive is a member of the Board, the failure of the stockholders of the Bank to elect or re-elect Executive to the Board or the failure of the Board (or the nominating committee thereof) to nominate the Executive for such election or re-election;

                (C) the expiration of a thirty (30) day period following the date on which the Executive gives written notice to the Bank of its material failure, whether by amendment of the Bank's Organization Certificate or By-Laws, action of the Board or the Bank's stockholders or otherwise, to vest in Executive the functions, duties, or responsibilities prescribed in section 3 of this Agreement, unless, during such thirty (30) day period, such failure is cured in a manner determined by Executive, in her discretion, to be satisfactory; or

                (D) the expiration of a thirty (30) day period following the date on which Executive gives written notice to the Bank of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of Executive's rate of base salary in effect from time to time and any change

                                 -Page 4 of 15-


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           in the terms and conditions of any compensation or benefit program in which Executive participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of her total compensation package), unless, during such thirty
           (30) day period, such failure is cured in a manner determined by Executive, in her discretion, to be satisfactory; or

           (ii) subject to the provisions of section 10, the termination of Executive's employment with the Bank for any other reason not described in section 9(a) other than a termination of the Executive's employment for "cause;"

then, the Bank shall provide the benefits and pay to Executive the amounts described in section 9(b).

     (b) Upon the termination of Executive's employment with the Bank under circumstances described in section 9(a) of this Agreement, the Bank shall pay and provide to Executive (or, in the event of her death, to her estate):

           (i) the portion, if any, of the compensation (including, without limitation, all items which constitute wages under applicable law and the payment of which is not otherwise provided for under this section 9(b)) earned by the Executive through the date of the termination of her employment with the Bank which remains unpaid as of such date, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after the Executive's termination of employment;

           (ii) the benefits, if any, to which she is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Bank's officers and employees;

           (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance benefits, in addition to that provided pursuant to section 9(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for Executive, for the Remaining Unexpired Employment Period, coverage equivalent to the coverage to which she would have been entitled under such plans (as in effect on the date of her termination of employment, or, if her termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater), if she had continued work ing for the Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Bank; and

           (iv) within thirty (30) days following her termination of employment with the Bank, a lump sum payment, in an amount equal to the present value of the salary that Executive would have earned if she had continued working for the Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Bank, where such present value is to be determined using a discount

                                 -Page 5 of 15-


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     rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Bank's regular payroll periods for its officers, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination.

     The Bank and the Executive each hereby stipulate that the damages which may be incurred by Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to Executive's efforts, if any, to mitigate damages. The Bank and the Executive further agree that the Bank may condition the payments and benefits (if any) due under sections 9(b)(iii) and
(iv) on the receipt of Executive's resignation from any and all positions which she holds as an officer, director or committee member with respect to the Bank, RFS Bancorp, Revere Bancorp, M.H.C., or any subsidiary or affiliate of any of them.

     SECTION 10. TERMINATION WITHOUT ADDITIONAL BANK LIABILITY.

     In the event that the Executive's employment with the Bank shall terminate during the Employment Period on account of:

     (a) the discharge of the Executive for "cause," which, for purposes of this Agreement shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry.

     (b) Executive's voluntary resignation from employment with the Company for reasons other than those specified in section 9(a)(i);

     (c) Executive's death; or

     (d) a determination that Executive is eligible for long-term disability benefits under the Bank's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

then, the Bank shall have no further obligations under this Agreement, other than the payment to Executive (or, in the event of her death, to her estate) of the portion, if any, of the salary earned by the Executive through the date of her termination of employment with the Bank which remains unpaid as of such date and the provision of such other benefits, if any, to which she is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Bank.

     (e) For purposes of section 10(a), no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or

                                 -Page 6 of 15-


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without reasonable belief that Executive's action or omission was in the best interests of the Bank and its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Bank shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Bank. The cessation of employment of Executive shall not be deemed to be for "cause" within the meaning of section 10(a) unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths of the non-employee members of the Board at a meeting of the Board called and held for such purpose, finding that, in the good faith opinion of the Board, Executive is guilty of the conduct described in section 10(a) above, and specifying the particulars thereof in detail.

     SECTION 11. TERMINATION UPON OR FOLLOWING A CHANGE OF CONTROL.

     (a) A Change of Control of the Bank ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

           (i) approval by the stockholders of the Bank of a transaction that would result in the reorganization, merger or consolidation of the Bank, respectively, with one or more other persons, other than a transaction following which:

                (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended "Exchange Act") in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Bank; and

                (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Bank;

           (ii) the acquisition of all or substantially all of the assets of the Bank or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Bank entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Bank of any transaction which would result in such an acquisition;

           (iii) a complete liquidation or dissolution of the Bank, or approval by the stockholders of the Bank of a plan for such liquidation or dissolution; or

                                 -Page 7 of 15-


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           (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of the Bank do not belong to any of the following groups:

                (A) individuals who were members of the Board of the Bank on the date of this Agreement; or

                (B) individuals who first became members of the Board of the Bank after the date of this Agreement either:

                     (I) upon election to serve as a member of the Board of the
                Bank by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                     (II) upon election by the stockholders of the Bank to serve as a member of the Board of the Bank, but only if nominated for election by affir mative vote of three-quarters of the members of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

           PROVIDED, HOWEVER, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Bank;

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or any affiliate or subsidiary of either of them, by the Company, the Bank, or any affiliate or subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 11(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

     (b) In the event of a Change of Control, Executive shall be entitled to the payments and benefits contemplated by section 9(b) in the event of her termination employment with the Bank under any of the circumstances described in section 9(a) of this Agreement or under any of the following circumstances:

           (i) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period and within ninety (90) days following her demotion, loss of title, office or significant authority or responsibility, or following any reduction in any element of her package of compensation and benefits;

           (ii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period and within ninety (90) days following any relocation of her principal place of employment or any change in working conditions at such principal place of


                                 -Page 8 of 15-


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     employment which is embarrassing, derogatory or otherwise materially adverse to the Executive;

           (iii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following the failure of any successor to the Bank in the Change of Control to include the Executive in any compensation or benefit program maintained by it or covering any of its executive officers, unless the Executive is already covered by a substantially similar plan of the Bank which is at least as favorable to her; or

           (iv) resignation, voluntary or otherwise, for any reason whatsoever following the expiration of a transition period of thirty days beginning on the effective date of the Change of Control (or such longer period, not to exceed ninety (90) days beginning on the effective date of the Change of Control, as the Bank or its successor may reasonably request) to facilitate a transfer of management responsibilities.

     SECTION 12. COVENANT NOT TO COMPETE.

     In the event of her termination of employment with the Bank prior to the expiration of the Employment Period, for a period of one (1) year following the date of her termination of em ployment with the Bank (or, if less, for the Remaining Unexpired Employment Period), the Executive shall not, without the written consent of the Bank, become an officer, employee, consultant, director or trustee of any competitor (as herein defined) if in this capacity she would be working for the competitor within a town contiguous to where the headquarters of the Bank are located on the date of the Executive's termination of employment. For this purpose, a "competitor" is any savings association, savings and loan association, savings and loan holding company, bank or bank holding company, or any direct or indirect subsidiary or affiliate of any such entity. This section 12 shall not apply if the Executive's employment is terminated without cause or due to death or voluntary resignation as described in section 9(a). If the Executive's employment shall be terminated on account of disability as provided in section 10(d) of this Agreement, this section 12 shall not apply if (a) the Executive first offers, by written notice, to accept a similar position with, or perform similar services for, the Bank on substantially the same terms and conditions proposed by the competitor and (b) the Bank declines to accept such offer within ten (10) days after such notice is given.

     SECTION 13. CONFIDENTIALITY.

     Unless she obtains the prior written consent of the Bank, the Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Bank or any entity which is a subsidiary of the Bank or of which the Bank is a subsidiary, any material document or information obtained from the Bank, or from its parent or subsidiaries, in the course of her employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of her own) until the same ceases to be material (or becomes so ascertainable or available); PROVIDED, HOWEVER, that nothing in this section 13 shall prevent Executive, with or without the Bank's consent, from participating in or disclosing documents or information in connection with any judicial or


                                 -Page 9 of 15-


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administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

     SECTION 14. SOLICITATION.

     Executive hereby covenants and agrees that, for a period of one (1) year following her termination of employment with the Bank, she shall not, without the written consent of the Bank, either directly or indirectly:

     (a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Bank or any affiliate, as of the date of this Agreement, of either of them, to terminate her or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings association, cooperative bank, credit union, savings and loan association, savings and loan holding company, bank, bank holding company, or other institution engaged in the business of accepting deposits and making loans, having its principal place of business in a town contiguous to where the headquarters of the Bank are located, as of the date of this Agreement;

     (b) provide any information, advice or recommendation with respect to any such officer or employee of any savings association, cooperative bank, credit union, savings and loan association, savings and loan holding company, bank, bank holding company, or other institution engaged in the business of accepting deposits and making loans, having its principal place of business in a town contiguous to where the headquarters of the Bank are located, as of the date of this Agreement, that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Bank or any affiliate, as of the date of this Agreement, of either of them, to terminate her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings association, cooperative bank, credit union, savings and loan association, savings and loan holding company, bank, bank holding company, or other institution engaged in the business of accepting deposits and making loans, having its principal place of business in a town contiguous to where the headquarters of the Bank are located, as of the date of this Agreement; or

     (c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Bank to terminate an existing business or commercial relationship with the Bank.

     SECTION 15. NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS.

     The termination of Executive's employment during the term of this Agreement or thereafter, whether by the Bank or by Executive, shall have no effect on the rights and obligations of the parties hereto under the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans or such other employee benefit


                                 -Page 10 of 15-


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plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Bank from time to time.

     SECTION 16. SUCCESSORS AND ASSIGNS.

     This Agreement will inure to the benefit of and be binding upon Executive, her legal representatives and testate or intestate distributees, and the Bank and its successors and assigns, in cluding any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank may be sold or otherwise transferred. Failure of the Bank to obtain from any successor its express written assumption of the Bank's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement unless cured within ten (10) days after notice hereof by the Executive to the Bank.

     SECTION 17. NOTICES.

     Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

    If to Executive:

             Ms. Judith E. Tenaglia
             54 Norman Road
             Melrose, MA 02176

    If to the Bank:

             Revere Federal Savings Bank
             310 Broadway
             Revere, Massachusetts  02151

             Attention:  BOARD OF DIRECTORS -- NON-EMPLOYEE DIRECTORS

             WITH A COPY TO:

             Thacher Proffitt & Wood
             1700 Pennsylvania Avenue, N.W., Ste. 800
             Washington, D.C.  20006

             Attention:  RICHARD A. SCHABERG, ESQ.


                                 -Page 11 of 15-


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     SECTION 18. INDEMNIFICATION FOR ATTORNEYS' FEES.

     The Bank shall indemnify, hold harmless and defend Executive against reasonable costs, including legal fees, incurred by her in connection with or arising out of any action, suit or proceeding in which she may be involved, as a result of her efforts, in good faith, to defend or enforce the terms of this Agreement; PROVIDED, HOWEVER, that Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding. The determination whether the Executive shall have substantially prevailed on the merits and is therefore entitled to such indemnification, shall be made by the court or arbitrator, as applicable. In the event of a settlement pursuant to a settlement agreement, any indemnification payment under this section 18 shall be made only after a determination by the members of the Board (other than the Executive and any other member of the Board to which the Executive is related by blood or marriage) that the Executive has acted in good faith and that such indemnification payment is in the best interests of the Bank.

     SECTION 19. SEVERABILITY.

     A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

     SECTION 20. WAIVER.

     Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     SECTION 21. COUNTERPARTS.

     This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

     SECTION 22. GOVERNING LAW.

     This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts entered into and to be performed entirely within the Commonwealth of Massachusetts.

     SECTION 23. HEADINGS AND CONSTRUCTION.


                                 -Page 12 of 15-

     The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

     SECTION 24. ENTIRE AGREEMENT; MODIFICATIONS.

     This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or rep resentations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     SECTION 25. REQUIRED REGULATORY PROVISIONS.

     The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Bank:

     (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Executive under section 9(b) hereof (exclusive of amounts described in section 9(b)(i) or (ii)) exceed the three times the Executive's average annual compensation (within the meaning of OTS Regulatory Bulletin 27a or any successor thereto) for the last five consecutive calendar years to end prior to her termination of employment with the Bank (or for her entire period of employment with the Bank if less than five calendar years). The compensation payable to the Executive hereunder shall be further reduced (but not below zero) if such reduction would avoid the assessment of excise taxes on excess parachute payments (within the meaning of section 280G of the Code).

     (b) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. Section 1828(k), and any regulations promulgated thereunder.

     (c) Notwithstanding anything herein contained to the contrary, if the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. Section 1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Executive all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

     (d) Notwithstanding anything herein contained to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. Section 1818(e)(4) or (g)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Executive shall not be affected.


                                 -Page 13 of 15-

     (e) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C.
Section 1813(x)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Executive shall not be affected.

     (f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the OTS or his designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. Section 1823(c);
(ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

     SECTION 26. EFFECTIVE DATE.

     This Agreement shall become effective (the "Effective Date") upon the later of the following two dates: (a) the effective date of the Bank's conversion from a federally chartered mutual savings bank to a stock form savings bank pursuant to the Plan of Reorganization or (b) the date the OTS advises the Bank in writing that it either approves or has no objection to the terms and conditions of this Agreement. The Bank and the Executive each hereby acknowledge and agree that the terms of this Agreement shall have no force or effect prior to such Effective Date.

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and Executive has hereunto set her hand, all as of the day and year first above written.


                                         ---------------------------------------
                                         JUDITH E. TENAGLIA


ATTEST:                                  REVERE FEDERAL SAVINGS BANK


By
   ------------------------------------
              Secretary                  By
                                            ------------------------------------
                                            NAME:
                                            TITLE:

[Seal]


                                 -Page 14 of 15-

COMMONWEALTH OF MASSACHUSETTS  )

                               : SS.:

COUNTY OF SUFFOLK              )

                  On this ________ day of ____________________, 2000, before me personally came JUDITH E. TENAGLIA, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that she resides at the address set forth in said instrument, and that she signed her name to the foregoing instrument.


                                            ------------------------------------
                                                      Notary Public

COMMONWEALTH OF MASSACHUSETTS  )

                               : SS.:

COUNTY OF SUFFOLK              )

                  On this ________ day of ____________________, 2000, before me personally came _____________________________, to me known, who, being by me duly sworn, did depose and say that she resides at ________________________________________________, that she is a member of the
Board of Directors of REVERE FEDERAL SAVINGS BANK, the savings bank described in and which executed the foregoing instrument; that she knows the seal of said bank; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said bank; and that she signed her name thereto by like order.



                                            ------------------------------------
                                                      Notary Public


                                 -Page 15 of 15-